Exhibit 99.1

ORIC Pharmaceuticals Reports Second Quarter 2020

Financial and Operational Update

Lead program ORIC-101 on track for multiple interim data readouts in 2021 and CD73 inhibitor ORIC-533 on track for IND filing in first half of 2021

Licensed exclusive worldwide development and commercialization rights to a potential best-in-class PRC2 inhibitor; IND filing expected in second half of 2021

ORIC to host conference call today at 4:30 p.m. ET

SOUTH SAN FRANCISCO and SAN DIEGO, CA – Aug. 5, 2020 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today reported financial results for the quarter ended June 30, 2020.

“Since the beginning of the year, we have realized substantial progress advancing our wholly owned, internally developed pipeline,” said Jacob Chacko, M.D., president and chief executive officer. “Looking forward, we see a number of important events as we continue to execute against our strategic plans. We expect to select the recommended Phase 2 dose and initiate the expansion cohorts in both of our ongoing ORIC-101 clinical studies in the second half of the year. Additionally, we are preparing for the development of our newly licensed, potential best-in-class PRC2 inhibitor, ORIC-944, which along with ORIC-533, we anticipate as IND candidates for 2021.”

Second Quarter 2020 and Other Recent Highlights

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Licensed Exclusive Worldwide Rights to PRC2 Inhibitors:  In August 2020, ORIC licensed exclusive worldwide development and commercialization rights to a potential best-in-class PRC2 inhibitor, ORIC-944, from Mirati Therapeutics, Inc. Under the terms of the agreement with Mirati, ORIC paid to Mirati a one-time non-cash payment of $20 million in shares of ORIC common stock. The number of shares issued was based on a price of $34.00 per share, representing a premium of 10% to the 60-day trailing volume weighted average trading price of ORIC’s common stock. ORIC is not subject to any future milestone or royalty payment obligations to Mirati.

•

Preclinical Data on ORIC-101 Presented at AACR: In June 2020, ORIC presented three poster presentations at the 2020 American Association for Cancer Research (AACR) Annual Virtual Meeting II. Key findings of the presentations included:

•	A transcriptional signature of glucocorticoid receptor (GR) activity was identified in a panel of 32 cell lines across triple negative breast cancer, non-small cell lung cancer and pancreatic ductal adenocarcinoma, which translated from preclinical models to human tumors;
•

ORIC-101 overcame GR-mediated resistance to chemotherapeutic agents including taxanes, antimetabolites and platinum agents, in both in vitro and in vivo efficacy studies spanning a variety of solid tumors; and

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Transcriptional and histological profiling showed that ORIC-101 reversed GR-activated pathways involved in drug resistance and reversed in vivo markers of epithelial-to-mesenchymal transition, antiapoptosis, and hypoxia.

•

Preclinical Data on CD73 Inhibitor Program Presented at AACR: In June 2020, ORIC presented two poster presentations at the 2020 AACR Annual Virtual Meeting II. Key findings of the presentations included:

•

ORIC’s CD73 inhibitors demonstrated suppression of adenosine production in vitro across multiple cell types and rescued activation of CD8+ T cells exposed to AMP with greater potency than competitor compounds;

•	ORIC-533 was shown to result in sustained inhibition of adenosine production after drug washout, consistent with its slow off-rate, and differentiating from other CD73 inhibitors;
•

ORIC-533 potency in high AMP environments distinguishes it from other compounds, with activity in AMP concentrations as high as 1 millimolar, which may better reflect certain tumor microenvironments; and

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Daily oral delivery of ORIC’s CD73 inhibitors significantly inhibited tumor growth, with corresponding in vivo reduction of adenosine levels in tumors, and immune modulation consistent with decreased immunosuppression.

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Expanded and Strengthened its Board: In June 2020, the company appointed Lori Kunkel, M.D., to its board of directors. Dr. Kunkel brings more than twenty-five years of experience in oncology and immunology drug development and commercialization.

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Completed $138 Million Initial Public Offering: On April 28, 2020, the company completed its initial public offering (IPO), selling 8,625,000 shares of common stock, which included the full exercise by the underwriters of their option to purchase up to 1,125,000 additional shares, at $16.00 per share. Gross proceeds from the IPO, excluding underwriting discounts and commissions and other estimated offering costs, were $138.0 million.

Anticipated Milestones

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ORIC expects to select the recommended Phase 2 dose for its two ongoing ORIC-101 combination trials in the second half of 2020 and to report interim data from one of the trials in the first half of 2021 and from the other trial in the second half of 2021.

•	ORIC expects to file an Investigational New Drug (IND) Application for ORIC-533 with the Food and Drug Administration (FDA) in the first half of 2021.

•	ORIC expects to file an IND Application for ORIC-944 with the FDA in the second half of 2021.

Second Quarter 2020 Financial Results

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Cash and Cash Equivalents: Cash and cash equivalents totaled $196.6 million as of June 30, 2020, which includes the gross proceeds of $138.0 million from the company’s IPO in April 2020. The company expects its current cash and cash equivalents will be sufficient to fund its current operating plan into the fourth quarter of 2022.

•

R&D Expenses: Research and development (R&D) expenses were $7.7 million for the three months ended June 30, 2020, compared to $5.0 million for the three months ended June 30, 2019, an increase of $2.7 million. For the six months ended June 30, 2020, R&D expenses were $15.0 million compared to $10.3 million for the same period of 2019, an increase of $4.7 million. The increases were primarily due to the continued advancement of the ORIC-101 and ORIC-533 programs and higher personnel and related expenses, including non-cash stock-based compensation.

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G&A Expenses: General and administrative (G&A) expenses were $3.4 million for the three months ended June 30, 2020, compared to $1.3 million for the three months ended June 30, 2019, an increase of $2.1 million. For six months ended June 30, 2020, general and administrative expenses were $5.3 million compared to $2.4 million for the same period in 2019, an increase of $2.9 million. These increases were primarily due to higher professional services and related costs to operate as a public company, and higher personnel costs, including non-cash stock-based compensation.

Webcast and Conference Call

ORIC will host a webcast and conference call today, August 5th, at 4:30 p.m. ET. To participate in the conference call, please dial (866) 393-4306 (domestic) or (734) 385-2616 (international) and refer to conference ID: 5167646. Please join the conference call at least 15 minutes early to register. A live webcast will be available in the Investors section of the company's website at www.oricpharma.com. The webcast will be archived for 60 days following the presentation.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer.  ORIC’s lead product candidate, ORIC-101, is a potent and selective small molecule antagonist of the glucocorticoid receptor, which has been linked to resistance to multiple classes of cancer therapeutics across a variety of solid tumors. ORIC-101 is currently in two separate Phase 1b trials of ORIC-101 in combination with (1) Xtandi (enzalutamide) in metastatic prostate cancer and (2) Abraxane (nab-paclitaxel) in advanced or metastatic solid tumors. ORIC’s other product candidates include (1) ORIC-533, an orally bioavailable small molecule inhibitor of CD73, a key node in the adenosine pathway believed to play a central role in resistance to chemotherapy- and immunotherapy-based treatment regimens, and (2) ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer. Beyond these three product candidates, ORIC is also developing multiple precision medicines targeting other hallmark cancer resistance mechanisms. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to www.oricpharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding ORIC’s development plans and timelines; the potential best-in-class nature of ORIC-944; plans underlying ORIC-101 clinical trials and development; the expected timing of reporting interim data from the ORIC-101 clinical trials; plans underlying ORIC-533, ORIC-944 or any other development programs; the planned filing of INDs for ORIC-533 and ORIC-944; the potential advantages of ORIC’s product candidates; the period over which ORIC estimates its existing cash and cash equivalents will be sufficient to fund its current operating plan; and statements by the company’s president and chief executive officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of ORIC-101, ORIC-533, ORIC-944 or any other product candidates to differ from preclinical, preliminary or expected results; negative impacts of the COVID-19 pandemic on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of the Mirati license agreement; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in ORIC’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 5, 2020, and ORIC’s future reports to be filed with the SEC.  These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com

ORIC PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$196,642	$89,159
Prepaid expenses and other current assets	2,586	840
Total current assets	199,228	89,999

Property and equipment, net	1,978	2,241
Deferred offering costs	—	1,343
Other assets	319	510
Total assets	$201,525	$94,093

Liabilities, Convertible Preferred Stock and Stockholders' Equity (Deficit)

Current liabilities:
Accounts payable	$1,389	$152
Accrued other liabilities	4,389	5,202
Total current liabilities	5,778	5,354

Deferred rent - long term	500	765
Total liabilities	6,278	6,119

Convertible preferred stock	—	178,058
Total stockholders' equity (deficit)	195,247	(90,084)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$201,525	$94,093

ORIC PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating expenses:
Research and development	$7,723	$5,040	$14,977	$10,252
General and administrative	3,400	1,315	5,325	2,449
Total operating expenses	11,123	6,355	20,302	12,701
Loss from operations	(11,123)	(6,355)	(20,302)	(12,701)

Other income:
Interest income, net	25	317	266	578
Other income	74	73	140	143
Total other income	99	390	406	721
Net loss and comprehensive loss	$(11,024)	$(5,965)	$(19,896)	$(11,980)
Net loss per share, basic and diluted	$(0.51)	$(3.19)	$(1.68)	$(6.51)
Weighted-average shares outstanding, basic and diluted	21,627,361	1,872,309	11,808,103	1,841,233